Exhibit 99.2

FOR IMMEDIATE RELEASE: June 16, 2011

Contacts:	Jeff Norris Investor Relations 703-720-2455	Danielle Dietz Investor Relations 703-720-2455	Tatiana Stead Media Relations 703-720-2352	Julie Rakes Media Relations 804-284-5800

Capital One to Acquire ING Direct for $9.0 Billion in Stock and Cash

Combination Delivers Attractive Financial Results and Long-Term Strategic Value

•	Industry-leading direct banking franchise with national reach
•	Adds 7 million young, high-income, loyal customers
•	Immediately accretive to EPS and tangible book value per share
•	Above-hurdle returns on invested capital in 2013 and beyond
•	Expected IRR greater than 20 percent
•	Accretive to long term growth, returns and capital generation

Note: Analyst conference call and webcast scheduled for Thursday, June 16 at 5:15 pm EDT, details at the end of this release.

MCLEAN, Va., June 16, 2011 – Capital One Financial Corporation (NYSE: COF) announced today a definitive agreement under which Capital One will acquire ING Direct from ING Groep in a stock and cash transaction valued at $9.0 billion. Currently the 8th largest bank in the United States, based on deposits, Capital One’s acquisition of ING Direct combines ING Direct’s valuable national direct deposit franchise with Capital One’s advantaged access to assets and local scale branch banking. The combination strengthens Capital One’s customer franchise and brand and provides significant financial and strategic upside with low execution risk. Upon closing, Capital One will become the 5th largest depository institution and the leading direct bank in the United States.

Under the agreement, Capital One will purchase ING Direct from ING Groep for $6.2 billion in cash and approximately 55.9 million Capital One shares, valued at $2.8 billion, based on a Capital One

Capital One to acquire ING Direct

share price of $50.07, the 10-day average of Capital One closing prices for the period ending June 15, 2011. Capital One expects this transaction will be accretive to tangible book value at closing, accretive to EPS in 2012 and result in mid-single digit accretion in 2013.

Capital One expects to finance the cash portion of the consideration, in part, through a public equity raise of approximately $2 billion and debt offerings of approximately $3.7 billion prior to the close of the transaction.

“The acquisition of ING Direct is a game-changing transaction that delivers attractive deal economics immediately and compelling long-term strategic value,” said Richard D. Fairbank, Chairman and Chief Executive Officer of Capital One. “The combination of Capital One and ING Direct creates a unique and valuable banking franchise that includes advantaged access to assets, great local scale branch banking in attractive markets, and with ING Direct, the leading direct bank customer franchise with national reach. Adding ING Direct enhances and sustains key sources of shareholder value over the long-term, including growth, returns and capital generation.”

Capital One will work closely with ING Direct’s leadership team to establish a management structure designed to ensure that the combined company achieves the highest quality integration and has the best leadership in place to build on ING Direct’s great customer franchise.

In connection with the transaction, Capital One expects to realize $90 million from consolidating systems, platforms and corporate staff functions. In addition to these cost synergies, Capital One expects to achieve funding savings of $200 million annually from optimizing management of the combined deposit portfolio. Beyond these amounts, there are potential additional synergies from cross-selling the ShareBuilder online brokerage products to Capital One customers and select Capital One products to ING Direct customers, and from balance sheet repositioning opportunities. The company will incur $210 million of merger and integration costs in connection with the acquisition.

“ING Direct is a tremendous franchise,” Fairbank added. “Its innovative platform and customer-focus are well aligned with Capital One’s own vision. We are committed to sustaining and enhancing the great customer relationships that have been central to the success of both banks.”

In connection with ING Groep’s 9.9 percent pro forma ownership stake in Capital One, ING Groep will have the right to name one member to the company’s Board of Directors and has agreed to a customary lock-up on its shares. The transaction is subject to customary regulatory approvals,

Capital One to acquire ING Direct

including banking approvals in both the U.S. and The Netherlands, and is expected to close in late 2011 or early in 2012.

Morgan Stanley, Barclays Capital and Centerview Partners LLC acted as financial advisers to Capital One and Wachtell, Lipton, Rosen and Katz, Mayer Brown and Loyens & Loeff acted as legal advisers.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act giving Capital One’s expectations or predictions of future financial or business performance or conditions. Such forward-looking statements include, but are not limited to, statements about the projected impact and benefits of the transaction involving Capital One and ING Direct, including future financial and operating results, the company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and Capital One assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in our filings with the U.S. Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; difficulties and delays in integrating Capital One’s and ING Direct’s businesses or fully realizing projected cost savings and other projected benefits of the transaction; business disruption during the pendency of or following the transaction; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; diversion of management time on transaction-related issues; reputational risks and the reaction of customers and counterparties to the transaction; and changes in asset quality and credit risk as a result of the transaction.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $125.4 billion in deposits and $199.3 billion in total assets outstanding as of March 31, 2011. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A

Capital One to acquire ING Direct

Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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Capital One Hosts Analyst Conference Call

Capital One’s webcast of the analyst conference call is scheduled for Thursday, June 16 at 5:15 pm EDT. The webcast will be accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” under “Corporate Information” on the bottom left corner of the home page to access the webcast and view and download the press release, slides, and other financial information.